UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 3, 2012

Avon Products, Inc.
(Exact name of registrant as specified in charter)

New York	1-4881	13-0544597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1345 Avenue of the Americas
New York, New York 10105-0196
(Address of principal executive offices) (Zip Code)
(212) 282-5000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.07 Submission of Matters to a Vote of Security Holders.
The 2012 Annual Meeting of Shareholders of Avon Products, Inc. (the "Company") was held on May 3, 2012. The final results of voting on each of the matters submitted to a vote of shareholders at the 2012 Annual Meeting are set forth below.
1. Each of the director nominees listed below were elected for one-year terms expiring in 2013:

	Votes For	Withheld	Broker Non-Votes
Douglas R. Conant	329,424,161	4,649,967	34,889,572
W. Don Cornwell	294,517,201	39,556,927	34,889,572
V. Ann Hailey	299,996,099	34,078,029	34,889,572
Fred Hassan	278,138,584	55,935,544	34,889,572
Andrea Jung	273,350,204	60,723,924	34,889,572
Maria Elena Lagomasino	278,846,836	55,227,291	34,889,572
Ann S. Moore	278,210,279	55,863,850	34,889,572
Gary M. Rodkin	286,815,187	47,258,941	34,889,572
Paula Stern	291,933,356	42,140,772	34,889,572
Lawrence A. Weinbach	291,540,290	42,533,838	34,889,572

2. The advisory vote on executive compensation was approved:

Votes For	Votes Against	Abstentions	Broker Non-Votes
275,124,738	54,312,963	4,636,427	34,889,572

3. The appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for 2012 was ratified:

Votes For	Votes Against	Abstentions
364,678,103	3,547,889	737,707

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SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVON PRODUCTS, INC.
(Registrant)

By:	/s/ Kim K.W. Rucker
Kim K.W. Rucker
Senior Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer

Date: May 9, 2012

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